Exhibit 23.2

June 23, 2004

Magnum Hunter Resources, Inc.
600 East Las Colinas Boulevard
Suite 1100
Irving, Texas75039

Gentlemen:

        We hereby consent to the references to our firm found under the headings “The Company – Overview” and “Experts” in (i) Registration Statement on Form S–3 (Reg. No. 333–109188) and to the references to us in the prospectus supplement forming a part of such Registration Statement; (ii) Registration Statement on Form S–3 (Registration No. 333-114256); (iii) Registration Statement on Form S–3 (Registration No. 333-83376); (iv) Registration Statement on Form S–3 (Registration No. 333-84650; and (v) Registration Statements on Form S–8 (Registration Nos. 333–112037, 333–67636, 333–65738, 333–44490) (hereinafter collectively referred to as “the Registration Statements”) of Magnum Hunter Resources, Inc. (the Company) filed with the Securities and Exchange Commission. We further consent to the references to our firm and estimates of reserves and revenues that were taken from our “Appraisal Report as of December 31, 2003 on Certain Properties owned by Magnum Hunter Production, Inc. SEC Case,” “Appraisal Report as of December 31, 2002 on Certain Properties owned by Magnum Hunter Production, Inc. SEC Case,” and “Appraisal Report as of December 31, 2001 on Certain Properties owned by Magnum Hunter Production, Inc. SEC Case” (our Reports) in the section “Oil and Gas Reserves” of the Company’s Annual Report on Form 10–K (the Annual Report) for the year ended December 31, 2003, which is incorporated by reference in the Registration Statements. However, since the oil, condensate, natural gas liquids, and natural gas reserves and revenue estimates, as of December 31, 2003, December 31, 2002, and December 31, 2001, set forth in our Reports have been combined with reserves and revenue estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves and revenue values contained in the Annual Report.

Very truly yours, /s/ DEGOLYER AND MACNAUGHTON DeGOLYER and MacNAUGHTON